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                                  Exhibit 11

             Statement Regarding Computation of Earnings Per Share



                                                    Three Months Ended
                                                      March 31, 2000

Net Income Available to Common Shareholders            $126,228.00

Earnings (loss) Per Common Share

     Basic                                                     .13

     Average Shares                                        981,315

     Diluted                                                   .13

     Average Shares                                        994,603